CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

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Exhibit 10.2
FAL SECOND COMMITMENT AND EXTENSION AGREEMENT

This FAL SECOND COMMITMENT AND EXTENSION AGREEMENT (this “Agreement”) is made as of January 29, 2026, by and among Kioxia Corporation, a Japanese corporation (“KIC”), Sandisk Corporation, a Delaware corporation (“Sandisk Parent”), SanDisk LLC, a Delaware limited liability company (“SanDisk”), and SanDisk (Ireland) Limited, a company organized under the laws of the Republic of Ireland (“SanDisk Ireland” and, together with KIC, Sandisk Parent and SanDisk, the “Parties”).
WHEREAS, KIC, SanDisk and SanDisk Ireland are parties to that certain Flash Alliance Master Agreement, dated as of July 7, 2006 (as amended, the “FA Master Agreement”), and the other FA Operative Documents, which collectively provide for the management and operation of Flash Alliance Limited, a Japanese tokurei yugen kaisha (“FAL”), and which by their terms were originally set to expire as of December 31, 2021;
WHEREAS, KIC, Western Digital Corporation (“WDC”), SanDisk and SanDisk Ireland entered into the FAL Commitment and Extension Agreement on December 12, 2017 (the “FAL First Extension Agreement”), to, among other things, extend the term of FAL, the FA Master Agreement and the other FA Operative Documents to December 31, 2029; and
WHEREAS, the Parties desire to further extend the term of FAL, the FA Master Agreement and the other FA Operative Documents to December 31, 2034.
NOW, THEREFORE, on the terms and subject to the conditions and limitations set forth in this Agreement, with reference to Section 2.1 of Appendix A to the FA Operative Documents and Section 2.4 of the FA Operating Agreement, the Parties hereby agree as follows:
1.    RELATION TO FA OPERATIVE DOCUMENTS
1.1    Application of Appendix A. Appendix A to the FA Operative Documents, as amended by this Agreement (“Appendix A”), shall apply to this Agreement. The capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to them in Appendix A (or, if not defined in Appendix A, the respective meanings assigned to them in the FA Master Agreement) and the rules of construction and documentary conventions set forth in Appendix A shall apply to this Agreement as if set forth herein.
1.2    Effect of this Agreement. Except as expressly set forth in this Agreement, the FA Operative Documents shall be unaffected by this Agreement, and this Agreement shall be governed by and subject to the terms of the FA Operative Documents as amended hereby. From and after the date of this Agreement, each reference in any FA Operative Document to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to such FA

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Operative Document in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Agreement or as otherwise expressly provided) shall be deemed to mean such FA Operative Document, as amended by and giving effect to this Agreement, whether or not such amendment is expressly referenced.
1.3    Addition to FA Operative Documents and Underlying Agreements. This Agreement shall be deemed to be (a) an FA Operative Document and the definition of “FA Operative Documents” as set forth in Appendix A is hereby amended so as to include this Agreement and (b) an Underlying Agreement for purposes of that certain Parent Guarantee and Undertaking as to Collaboration, dated February 7, 2025, among KIC and Sandisk Parent.
2.    EXTENSION
2.1    FAL Term Extended. Section 2.4 (“Term; Extension”) of the FA Operating Agreement is hereby amended and restated in its entirety as follows:
“Term; Extension. The Company shall be terminated on December 31, 2034, unless extended by mutual written agreement of all the Shareholders or earlier terminated in accordance with Section 11 (Dissolution). Any such extension shall be effective only upon the written agreement of all of the Shareholders and shall be on such terms and for such period as set forth in such agreement. The Shareholders agree to meet, no later than December 31, 2033, to discuss the possible extension of the term of the Company.”
2.2    FAL Articles of Incorporation. Promptly following the date hereof, the Parties shall cause the Articles of Incorporation of FAL to be amended to extend the term of FAL to December 31, 2034.
3.    OTHER AMENDMENTS
3.1    FA Master Agreement. Any reference in the FA Master Agreement to the FAL First Extension Agreement is hereby amended to also include a reference to this Agreement.
3.2    Restructuring Costs. Section 3.2 of the FAL First Extension Agreement is hereby amended and restated in its entirety as follows:
“Restructuring Costs. In connection with any termination of Flash Alliance, the FA Master Agreement and/or the FA Operating Agreement:
(a)    the Parties shall exercise their respective reasonable best efforts to plan such termination in advance with the goal of minimizing related costs;
(b)    with respect to employees of KIC, Sandisk Parent or any of their respective Subsidiaries working at the Y4 Facility, (i) in the case of those that are

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employees of KIC or any of its Subsidiaries, KIC will use its reasonable best efforts to retrain or relocate such individuals to other KIC facilities, and (ii) in the case of those that are employees of Sandisk Parent or any of its Subsidiaries, Sandisk Parent will use its reasonable best efforts to retrain or relocate such individuals to other Sandisk Parent facilities, in each case, to the maximum extent possible;
(c)    [***]; and
(d)    [***].
[***]; and
[***].
3.3    FAL Note Agreement. Promptly following the date hereof, the Parties shall amend the Note Agreement dated as of June 26, 2008, among FAL, KIC and SanDisk (as amended, the “FAL Note Agreement”) and all promissory notes issued by FAL pursuant to the FAL Note Agreement to reflect the extension of the FAL term to December 31, 2034.
4.    MISCELLANEOUS
4.1    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California applicable to agreements made and to be performed entirely within such state without regard to the conflict of laws principles of such state, except where application of Japanese law is mandatory.
4.2    Other Terms. Further to Section 1.1 above, the general, miscellaneous, interpretive, non-disclosure and other terms and conditions provided in Appendix A shall apply to this Agreement as if set forth herein.
Signature page follows

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

SANDISK CORPORATION		KIOXIA CORPORATION

By:	/s/ David Goeckeler	By:	/s/ Nobuo Hayasaka
Name:	David Goeckeler	Name:	Nobuo Hayasaka
Title:	Chief Executive Officer	Title:	President and Chief Executive Officer

SANDISK LLC

By:	/s/ Bernard Shek
Name:	Bernard Shek
Title:	President

SANDISK (IRELAND) LIMITED

By:	/s/ Jae Park
Name:	Jae Park
Title:	Director and Secretary

Signature Page to FAL Second Commitment and Extension Agreement